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                                                                    Exhibit 23.1


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Stock Plan, 2000 Stock Plan, 2000 Employee Stock Purchase Plan, the registration of an additional 145,461 shares of common stock pursuant to the Individual Non-Qualified Stock Option, the registration of 845,665 shares of common stock pursuant to Amendment No. 1 to the Registration Statement (Form S-3 No. 333-82726), the registration of 20,000 shares of common stock pursuant to Amendment No. 1 to the Registration Statement (Form S-3 No. 333-101120), the registration of 100,000 shares of common stock pursuant to the Registration Statement (Form S-3) and the registration of an additional 13,421,030 shares of common stock pursuant to Amendment No 1 to the Registration Statement (Form S-3 No. 333-103820) of ISTA Pharmaceuticals, Inc. and in the related Prospectus of our report dated February 14, 2003, with respect to the consolidated financial statements of ISTA Pharmaceuticals, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2002.


                                          /s/ ERNST & YOUNG LLP
                                          ---------------------------------
                                          ERNST & YOUNG LLP


San Diego, California
April 28, 2003